                                                                    EXHIBIT 99.2

                                JOINT FILER INFORMATION

          Item                                 Information

Name:                                   Wells Fargo Municipal Capital
                                        Strategies, LLC

Address:                                375 Park Avenue
                                        New York, New York 10152

Date of Event Requiring
Statement (Month/Day/Year):             December 28, 2018

Issuer Name and Ticker or
Trading Symbol:                         Nuveen Pennsylvania Quality Municipal
                                        Income Fund (NQP)
Relationship of Reporting
Person(s) to Issuer:                    10% Owner

If Amendment, Date Original
Filed (Month/Day/Year):                 Not Applicable

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WELLS FARGO MUNICIPAL CAPITAL
                                        STRATEGIES, LLC

                                           By:  /s/ Adam Joseph
                                              ----------------------------------
                                           Name: Adam Joseph
                                           Title: President
                                           Date:  January 2, 2019